                         OPTIONAL METHODS OF SETTLEMENT


This rider is made part of the policy to which it is attached as of the Date of Issue. Upon written request, the Company will agree to pay in accordance with any one of the options shown below all or part of the net proceeds that may be payable under the policy.

If any income optional settlement provides for instalment payments for a given age of payee for an amount which would be the same for different periods certain, the Company will deem that an election has been made for the longest period certain for such age and amount.

While the Insured is alive, the request, including the designation of the payee, may be made by the Owner. At the time a Death Benefit becomes payable under the policy, the request, including the designation of the payee, may then be made by the Beneficiary. Once Income Payments have begun, the policy cannot be surrendered and the payee cannot be changed, nor can the settlement option be changed.

PAYMENT DATES. The first Income Payment under the settlement option selected will become payable on the date proceeds are settled under the option. Subsequent payments will be made on the first day of each month in accordance with the manner of payment selected.

MINIMUM PAYMENT AMOUNT. The settlement option elected must result in an Income Payment at least equal to the minimum payment amount in accordance with the Company's rules then in effect. If at any time payments are less than the minimum payment amount, the Company has the right to change the frequency to an interval that will provide the minimum payment amount. If any amount due is less than the minimum per year, the Company may make other arrangements that are equitable.

INCOME PAYMENTS. Income Payments will remain constant pursuant to the terms of the settlement option(s) selected. The amount of each Income Payment shall be determined in accordance with the terms of the settlement option and the table(s) set forth in this rider, as applicable. The mortality table used is the 1983 Individual Annuitant Mortality (IAM) Table "a" and 3% interest. In determining the settlement amount, the settlement age of the payee will be reduced by one year when the first installment is payable during the 1990's, reduced by two years when the first installment is payable during the decade 2000-2009, and so on.

FIRST OPTION: LIFE ANNUITY. An annuity payable monthly to the payee during the lifetime of the payee, ceasing with the last payment due prior to the death of the payee.

SECOND OPTION: LIFE ANNUITY WITH CERTAIN PERIOD. An annuity providing monthly income to the payee for a fixed period of 60, 120, 180, or 240 months (as selected), and for as long thereafter as the payee shall live.

THIRD OPTION: ANNUITY CERTAIN. An amount payable monthly for the number of years selected which may be from 5 to 30 years.

FOURTH OPTION: AS A DEPOSIT AT INTEREST. The Company will retain the proceeds while the payee is alive and will pay interest annually thereon at a rate of not less than 3% per year. Upon the payee's death, the amount on deposit will be paid.

EXCESS INTEREST. At the sole discretion of the Company, excess interest may be paid or credited from time to time in addition to the payments guaranteed under any Optional Method of Settlement.

ADDITIONAL OPTIONS. Any proceeds payable under the policy may also be settled under any other method of settlement offered by the Company at the time of the request.

                                   LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK

                                        /s/ Phillip L. Holstein

                                                PRESIDENT

  LIFE ANNUITY AND LIFE ANNUITY WITH CERTAIN PERIOD TABLE FOR EACH $1,000 APPLIED - MALE



---------------------------------------------------------------------------------------------------------------------
  Settlement age of    Number of installments certain          Settlement age of     Number of installments certain
  payee nearest                                                payee nearest
      birthday        60      120      180      240                 birthday       60      120      180        240
----------------------------------------------------------------------------------------------------------------------
Age  Life Annuity                                              Age  Life Annuity
  10       $2.87     $2.87    $2.87     $2.87     $2.87        35       $3.44     $3.44   $3.44       $3.43     $3.41
  11        2.89      2.89     2.89      2.88      2.88        36        3.48      3.48    3.48        3.46      3.45
  12        2.90      2.90     2.90      2.90      2.90        37        3.52      3.52    3.52        3.50      3.48
  13        2.92      2.92     2.91      2.91      2.91        38        3.57      3.56    3.56        3.54      3.52
  14        2.93      2.93     2.93      2.93      2.92        39        3.61      3.61    3.60        3.58      3.56

  15        2.95      2.95     2.95      2.94      2.94        40        3.66      3.65    3.65        3.63      3.60
  16        2.96      2.96     2.96      2.96      2.96        41        3.71      3.70    3.69        3.67      3.64
  17        2.98      2.98     2.98      2.98      2.97        42        3.76      3.75    3.74        3.72      3.68
  18        3.00      3.00     3.00      2.99      2.99        43        3.81      3.81    3.79        3.77      3.73
  19        3.02      3.02     3.01      3.01      3.01        44        3.87      3.86    3.85        3.82      3.77

  20        3.04      3.04     3.03      3.03      3.03        45        3.93      3.92    3.90        3.87      3.82
  21        3.06      3.05     3.05      3.05      3.05        46        3.99      3.98    3.96        3.92      3.87
  22        3.08      3.08     3.07      3.07      3.07        47        4.05      4.05    4.02        3.98      3.92
  23        3.10      3.10     3.09      3.09      3.09        48        4.12      4.11    4.09        4.04      3.97
  24        3.12      3.12     3.12      3.11      3.11        49        4.19      4.18    4.15        4.10      4.03

  25        3.14      3.14     3.14      3.14      3.13        50        4.27      4.26    4.22        4.17      4.08
  26        3.17      3.17     3.16      3.16      3.15        51        4.34      4.33    4.30        4.23      4.14
  27        3.19      3.19     3.19      3.19      3.18        52        4.43      4.41    4.37        4.30      4.20
  28        3.22      3.22     3.22      3.21      3.20        53        4.51      4.50    4.45        4.37      4.26
  29        3.25      3.25     3.24      3.24      3.23        54        4.60      4.59    4.54        4.45      4.32

  30        3.28      3.28     3.27      3.27      3.26        55        4.70      4.68    4.62        4.53      4.39
  31        3.31      3.31     3.30      3.30      3.29        56        4.80      4.78    4.72        4.61      4.45
  32        3.34      3.34     3.33      3.33      3.32        57        4.91      4.89    4.82        4.69      4.51
  33        3.37      3.37     3.37      3.36      3.35        58        5.03      5.00    4.92        4.78      4.58
  34        3.41      3.41     3.40      3.39      3.38        59        5.15      5.12    5.03        4.87      4.65


---------------------------------------------------------
  Settlement age of    Number of installments certain
  payee nearest
      birthday         60       120      180      240
---------------------------------------------------------
  Age  Life Annuity
  60       $5.28     $5.25    $5.14     $4.96     $4.71
  61        5.43      5.39     5.27      5.06      4.78
  62        5.58      5.53     5.39      5.16      4.84
  63        5.74      5.69     5.53      5.26      4.90
  64        5.91      5.85     5.66      5.36      4.96

  65        6.10      6.03     5.81      5.46      5.02
  66        6.30      6.21     5.96      5.56      5.08
  67        6.51      6.41     6.12      5.66      5.13
  68        6.73      6.62     6.28      5.77      5.18
  69        6.97      6.84     6.44      5.86      5.23

  70        7.23      7.07     6.61      5.96      5.27
  71        7.51      7.32     6.79      6.05      5.31
  72        7.80      7.58     6.96      6.14      5.34
  73        8.12      7.85     7.14      6.23      5.37
  74        8.46      8.14     7.32      6.31      5.40

  75        8.82      8.45     7.50      6.38      5.42
  76        9.21      8.76     7.67      6.45      5.44
  77        9.63      9.10     7.84      6.51      5.45
  78       10.08      9.44     8.01      6.57      5.47
  79       10.56      9.80     8.17      6.62      5.48

  80       11.07     10.17     8.33      6.66      5.49
  81       11.62     10.55     8.48      6.70      5.49
  82       12.20     10.94     8.61      6.73      5.50
  83       12.82     11.33     8.74      6.76      5.50
  84       13.47     11.73     8.86      6.79      5.51

  85       14.17     12.12     8.97      6.81      5.51


LR434 NY                                                                  Page 3

  LIFE ANNUITY AND LIFE ANNUITY WITH CERTAIN PERIOD TABLE FOR EACH $1,000 APPLIED - FEMALE


---------------------------------------------------------------------------------------------------------------------
  Settlement age of    Number of installments certain          Settlement age of     Number of installments certain
  payee nearest                                                payee nearest
      birthday        60      120      180      240                 birthday       60      120      180        240
----------------------------------------------------------------------------------------------------------------------
  Age  Life Annuity                                            Age  Life Annuity
  10       $2.80     $2.80    $2.80     $2.80     $2.80        35       $3.26     $3.26   $3.26       $3.25     $3.24
  11        2.81      2.81     2.81      2.81      2.81        36        3.29      3.29    3.29        3.28      3.27
  12        2.82      2.82     2.82      2.82      2.82        37        3.32      3.32    3.32        3.31      3.30
  13        2.83      2.83     2.83      2.83      2.83        38        3.35      3.35    3.35        3.34      3.33
  14        2.85      2.85     2.85      2.84      2.84        39        3.39      3.39    3.38        3.38      3.37

  15        2.86      2.86     2.86      2.86      2.86        40        3.42      3.42    3.42        3.41      3.40
  16        2.87      2.87     2.87      2.87      2.87        41        3.46      3.46    3.46        3.45      3.43
  17        2.89      2.89     2.89      2.88      2.88        42        3.50      3.50    3.50        3.49      3.47
  18        2.90      2.90     2.90      2.90      2.90        43        3.54      3.54    3.54        3.53      3.51
  19        2.92      2.92     2.92      2.91      2.91        44        3.59      3.59    3.58        3.57      3.55

  20        2.93      2.93     2.93      2.93      2.93        45        3.64      3.63    3.63        3.61      3.59
  21        2.95      2.95     2.95      2.95      2.94        46        3.68      3.68    3.67        3.66      3.63
  22        2.96      2.96     2.96      2.96      2.96        47        3.73      3.73    3.72        3.71      3.68
  23        2.98      2.98     2.98      2.98      2.98        48        3.79      3.79    3.77        3.76      3.72
  24        3.00      3.00     3.00      3.00      2.99        49        3.84      3.84    3.83        3.81      3.77

  25        3.02      3.02     3.02      3.02      3.01        50        3.90      3.90    3.89        3.86      3.82
  26        3.04      3.04     3.04      3.03      3.03        51        3.97      3.96    3.95        3.92      3.88
  27        3.06      3.06     3.06      3.06      3.05        52        4.03      4.03    4.01        3.98      3.93
  28        3.08      3.08     3.08      3.08      3.07        53        4.10      4.10    4.08        4.04      3.99
  29        3.10      3.10     3.10      3.10      3.09        54        4.18      4.17    4.15        4.11      4.04

  30        3.13      3.13     3.12      3.12      3.12        55        4.25      4.25    4.22        4.18      4.11
  31        3.15      3.15     3.15      3.14      3.14        56        4.34      4.33    4.30        4.25      4.17
  32        3.18      3.18     3.17      3.17      3.16        57        4.42      4.41    4.38        4.32      4.23
  33        3.20      3.20     3.20      3.20      3.19        58        4.52      4.51    4.47        4.40      4.30
  34        3.23      3.23     3.23      3.22      3.22        59        4.61      4.60    4.56        4.48      4.37



  Settlement age of    Number of installments certain
  payee nearest
      birthday        60       120       180       240
----------------------------------------------------------------
  Age  Life Annuity
  60       $4.72     $4.70    $4.66     $4.57     $4.44
  61        4.83      4.81     4.76      4.66      4.51
  62        4.95      4.93     4.87      4.75      4.58
  63        5.08      5.05     4.98      4.85      4.65
  64        5.21      5.18     5.10      4.95      4.72

  65        5.36      5.32     5.22      5.05      4.79
  66        5.51      5.47     5.36      5.16      4.86
  67        5.67      5.63     5.50      5.26      4.93
  68        5.85      5.80     5.65      5.37      5.00
  69        6.04      5.98     5.80      5.49      5.06

  70        6.25      6.18     5.97      5.60      5.12
  71        6.47      6.39     6.14      5.71      5.18
  72        6.71      6.62     6.32      5.83      5.23
  73        6.98      6.86     6.50      5.94      5.28
  74        7.26      7.12     6.69      6.04      5.32

  75        7.57      7.40     6.89      6.14      5.35
  76        7.90      7.69     7.09      6.24      5.39
  77        8.26      8.01     7.29      6.33      5.41
  78        8.65      8.34     7.49      6.41      5.43
  79        9.08      8.70     7.69      6.49      5.45

  80        9.54      9.07     7.89      6.55      5.47
  81       10.03      9.47     8.08      6.61      5.48
  82       10.58      9.88     8.26      6.66      5.49
  83       11.16     10.31     8.43      6.70      5.49
  84       11.80     10.75     8.59      6.74      5.50

  85       12.48     11.20     8.74      6.77      5.50



ANNUITY CERTAIN TABLE FOR EACH $1,000 APPLIED

  Numbers of years    Amount of each installment   Number of years      Amount of each installment
    during which                                     during which
 installments will be                             installments will be
        paid           Annual         Monthly          paid                Annual       Monthly
----------------------------------------------------------------------------------------------------
         5             $211.99        $17.91             12                 $97.54        $8.24
         6              179.22         15.14             13                  91.29         7.71
         7              155.83         13.16             14                  85.95         7.26
         8              138.31         11.68             15                  81.33         6.87
         9              124.69         10.53             16                  77.29         6.53
        10              113.82          9.61             17                  73.74         6.23
        11              104.93          8.86             18                  70.59         5.96



  Number of years       Amount of each installment
    during which
 installments will be
    paid              Annual           Monthly
------------------------------------------------

        19              $67.78         $5.73
        20               65.26          5.51
        25               55.76          4.71
        30               49.53          4.18




LR434 NYPage                                                             Page 4

                         OPTIONAL METHODS OF SETTLEMENT


This rider is made part of the policy to which it is attached as of the Date of Issue. Upon written request, the Company will agree to pay in accordance with any one of the options shown below all or part of the net proceeds that may be payable under the policy.

If any income optional settlement provides for instalment payments for a given age of payee for an amount which would be the same for different periods certain, the Company will deem that an election has been made for the longest period certain for such age and amount.

While the Insured is alive, the request, including the designation of the payee, may be made by the Owner. At the time a Death Benefit becomes payable under the policy, the request, including the designation of the payee, may then be made by the Beneficiary. Once Income Payments have begun, the policy cannot be surrendered and the payee cannot be changed, nor can the settlement option be changed.

PAYMENT DATES. The first Income Payment under the settlement option selected will become payable on the date proceeds are settled under the option. Subsequent payments will be made on the first day of each month in accordance with the manner of payment selected.

MINIMUM PAYMENT AMOUNT. The settlement option elected must result in an Income Payment at least equal to the minimum payment amount in accordance with the Company's rules then in effect. If at any time payments are less than the minimum payment amount, the Company has the right to change the frequency to an interval that will provide the minimum payment amount. If any amount due is less than the minimum per year, the Company may make other arrangements that are equitable.

INCOME PAYMENTS. Income Payments will remain constant pursuant to the terms of the settlement option(s) selected. The amount of each Income Payment shall be determined in accordance with the terms of the settlement option and the table(s) set forth in this rider, as applicable. The mortality table used is the 1983 Individual Annuitant Mortality (IAM) Table "a" using a 50/50 male/female weighting, assuming 3% interest. In determining the settlement amount, the settlement age of the payee will be reduced by one year when the first installment is payable during the 1990's, reduced by two years when the first installment is payable during the decade 2000-2009, and so on.

FIRST OPTION: LIFE ANNUITY. An annuity payable monthly to the payee during the lifetime of the payee, ceasing with the last payment due prior to the death of the payee.

SECOND OPTION: LIFE ANNUITY WITH CERTAIN PERIOD. An annuity providing monthly income to the payee for a fixed period of 60, 120, 180, or 240 months (as selected), and for as long thereafter as the payee shall live.

THIRD OPTION: ANNUITY CERTAIN. An amount payable monthly for the number of years selected which may be from 5 to 30 years.

FOURTH OPTION: AS A DEPOSIT AT INTEREST. The Company will retain the proceeds while the payee is alive and will pay interest annually thereon at a rate of not less than 3% per year. Upon the payee's death, the amount on deposit will be paid.

EXCESS INTEREST. At the sole discretion of the Company, excess interest may be paid or credited from time to time in addition to the payments guaranteed under any Optional Method of Settlement.

ADDITIONAL OPTIONS. Any proceeds payable under the policy may also be settled under any other method of settlement offered by the Company at the time of the request.

                                   LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK

                                        /s/ Phillip L. Holstein

                                                PRESIDENT

LIFE ANNUITY AND LIFE ANNUITY WITH CERTAIN PERIOD TABLE FOR EACH $1,000 APPLIED
- UNISEX


---------------------------------------------------------------------------------------------------------------------
 Settlement age of    Number of installments certain            Settlement age of    Number of installments certain
  payee nearest                                                 payee nearest
      birthday         60       120      180      240             birthday         60       120        180      240
---------------------------------------------------------------------------------------------------------------------
  Age   Life Annuity                                           Age   Life Annuity

  10        2.84      2.84     2.84      2.84      2.83        35        3.35      3.35      3.35      3.34      3.33
  11        2.85      2.85     2.85      2.85      2.85        36        3.39      3.39      3.38      3.38      3.36
  12        2.86      2.86     2.86      2.86      2.86        37        3.42      3.42      3.42      3.41      3.40
  13        2.88      2.88     2.88      2.87      2.87        38        3.46      3.46      3.46      3.45      3.43
  14        2.89      2.89     2.89      2.89      2.89        39        3.50      3.50      3.49      3.48      3.47

  15        2.91      2.90     2.90      2.90      2.90        40        3.54      3.54      3.54      3.52      3.50
  16        2.92      2.92     2.92      2.92      2.91        41        3.59      3.59      3.58      3.56      3.54
  17        2.94      2.94     2.93      2.93      2.93        42        3.63      3.63      3.62      3.61      3.58
  18        2.95      2.95     2.95      2.95      2.95        43        3.68      3.68      3.67      3.65      3.62
  19        2.97      2.97     2.97      2.96      2.96        44        3.73      3.73      3.72      3.70      3.67

  20        2.99      2.99     2.98      2.98      2.98        45        3.78      3.78      3.77      3.74      3.71
  21        3.00      3.00     3.00      3.00      3.00        46        3.84      3.84      3.82      3.79      3.76
  22        3.02      3.02     3.02      3.02      3.01        47        3.90      3.89      3.88      3.85      3.80
  23        3.04      3.04     3.04      3.04      3.03        48        3.96      3.95      3.93      3.90      3.85
  24        3.06      3.06     3.06      3.06      3.05        49        4.02      4.02      3.99      3.96      3.91

  25        3.08      3.08     3.08      3.08      3.07        50        4.09      4.08      4.06      4.02      3.96
  26        3.11      3.11     3.10      3.10      3.10        51        4.16      4.15      4.13      4.08      4.01
  27        3.13      3.13     3.13      3.12      3.12        52        4.23      4.22      4.20      4.15      4.07
  28        3.15      3.15     3.15      3.15      3.14        53        4.31      4.30      4.27      4.21      4.13
  29        3.18      3.18     3.17      3.17      3.16        54        4.39      4.38      4.35      4.28      4.19

  30        3.20      3.20     3.20      3.20      3.19        55        4.48      4.47      4.43      4.36      4.25
  31        3.23      3.23     3.23      3.22      3.22        56        4.57      4.56      4.51      4.43      4.32
  32        3.26      3.26     3.26      3.25      3.24        57        4.67      4.65      4.60      4.51      4.38
  33        3.29      3.29     3.29      3.28      3.27        58        4.78      4.76      4.70      4.60      4.45
  34        3.32      3.32     3.32      3.31      3.30        59        4.89      4.87      4.80      4.68      4.51


--------------------------------------------------------
  Settlement age of    Number of installments certain
  payee nearest
        birthday        60     120      180      240
--------------------------------------------------------
  Age   Life Annuity

  60        5.00      4.98     4.91      4.77      4.58
  61        5.13      5.10     5.02      4.87      4.65
  62        5.27      5.23     5.13      4.96      4.72
  63        5.41      5.37     5.26      5.06      4.79
  64        5.56      5.52     5.39      5.16      4.85

  65        5.73      5.68     5.52      5.27      4.92
  66        5.90      5.84     5.67      5.37      4.98
  67        6.09      6.02     5.82      5.48      5.04
  68        6.29      6.21     5.97      5.58      5.10
  69        6.51      6.41     6.13      5.69      5.15

  70        6.74      6.63     6.30      5.79      5.20
  71        6.99      6.86     6.47      5.90      5.25
  72        7.25      7.10     6.65      6.00      5.29
  73        7.54      7.36     6.83      6.09      5.33
  74        7.85      7.63     7.02      6.19      5.36

  75        8.19      7.92     7.21      6.27      5.39
  76        8.55      8.23     7.39      6.36      5.42
  77        8.93      8.56     7.58      6.43      5.44
  78        9.35      8.90     7.77      6.50      5.45
  79        9.80      9.26     7.95      6.56      5.47

  80        10.29      9.63    8.12      6.61      5.48
  81        10.81     10.02    8.29      6.66      5.49
  82        11.37     10.42    8.45      6.70      5.49
  83        11.98     10.83    8.60      6.74      5.50
  84        12.62     11.25    8.74      6.76      5.50
  85        13.31     11.67    8.86      6.79      5.51



ANNUITY CERTAIN TABLE FOR EACH $1,000 APPLIED
---------------------------------------------------------------------------------------------------

   Numbers of years   Amount of each installment    Number of years     Amount of each installment
    during which                                     during which
 installments will be                             installments will be
       paid            Annual         Monthly           paid               Annual       Monthly
---------------------------------------------------------------------------------------------------
         5             $211.99        $17.91             12                 $97.54        $8.24
         6              179.22         15.14             13                  91.29         7.71
         7              155.83         13.16             14                  85.95         7.26
         8              138.31         11.68             15                  81.33         6.87
         9              124.69         10.53             16                  77.29         6.53
        10              113.82          9.61             17                  73.74         6.23
        11              104.93          8.86             18                  70.59         5.96


   Number of years     Amount of each installment
    during which
 installments will be
      paid              Annual           Monthly
---------------------------------------------------
     19                 $67.78            $5.73
     20                  65.26             5.51
     25                  55.76             4.71
     30                  49.53             4.18




                    WAIVER OF MONTHLY DEDUCTION BENEFIT RIDER


This rider is made part of the policy to which it is attached if "Form LR436 NY, Waiver of Monthly Deduction Benefit" is shown in the Policy Specifications. As used in this rider the Date of Expiry is the policy anniversary nearest to the Insured's 65th birthday.

BENEFITS. The Company will waive the monthly deductions falling due under the policy, during the continuance of Total Disability (as defined below) provided:
(a) Total Disability commences prior to the policy anniversary nearest to the Insured's 60th birthday, (b) the Home Office is furnished due proof that the Insured has become so disabled, and (c) the Insured has remained continuously so disabled for at least 6 consecutive months.

If Total Disability commences on or after the policy anniversary nearest to the Insured's 60th birthday but prior to the Date of Expiry, such monthly deductions falling due will be waived subject to the above due proof and continuous disability requirements.

If Total Disability commences prior to the policy anniversary nearest to the Insured's 60th birthday and the Insured remains continuously so disabled to the policy anniversary nearest to the Insured's 65th birthday, Total Disability will be deemed to be permanent. In such event, all such monthly deductions falling due subsequent to the policy anniversary nearest the Insured's 65th birthday will be waived automatically as long as the Insured shall live.

All monthly deductions made which subsequently qualify for waiver will be added to the Accumulation Value in the same manner in which monthly deductions are made under the policy.

DEFINITION OF TOTAL DISABILITY. The term "Total Disability" as used in this rider means the complete incapacity of the Insured which (a) results from bodily injury or disease beginning while this policy and this rider are in force, and
(b) during the first 24 months of disability prevents the Insured from performing the duties of the Insured's occupation for remuneration or profit and thereafter prevents the Insured from engaging in any occupation for remuneration or profit for which the Insured is qualified or may reasonably become qualified by education, training or experience.

The term "Total Disability" also means the total and irrecoverable loss of the sight of both eyes, or of the use of both hands, or both feet, or of one hand and one foot whether or not such loss prevents the Insured from engaging in any occupation or business provided, however, the cause of such loss occurs after the effective date of this rider.

RISKS NOT COVERED. The insurance under this rider does not cover disability resulting from (a) intentionally self-inflicted injury or (b) military or naval service with any country at war. "Military or naval service" includes service in any air force or branch of any country or international organization or combination of countries. "War" includes undeclared war and armed conflict involving the military, naval or air forces of any country, international organization or combination of countries.

CHANGE IN DEATH BENEFIT. The Company will not allow an increase in the Specified Amount under the policy during the continuance of Total Disability.

Unless provided otherwise, if Death Benefit Option 1 is in effect when waiver of monthly deductions commence, the Company will automatically change it to Death Benefit Option 2. In such event, the Company will reduce the Specified Amount to equal the death benefit less the Accumulation Value of the policy as of the date Total Disability commenced.

COST OF INSURANCE. The cost for the insurance provided by this rider will be part of the monthly deduction made under the policy. The amount so deducted each month will be determined by multiplying the applicable Rate Factor from the table below by the sum of all the other covered monthly charges for the policy and all riders.

If the Insured is in a rated premium class, the rate factor used in determining the cost for the insurance will be the Rate Factor from the table multiplied by the Risk Factor, if any, shown in the Policy Specifications.

                ATTAINED
                   AGE              MALE RATE          FEMALE RATE
           (NEAREST BIRTHDAY)        FACTOR              FACTOR
           -----------------------------------------------------------

                  5-24                .0270               .0315
                  25-39               .0300               .0350
                  40-44               .0300               .0425
                  45-49               .0350               .0500
                  50-54               .0500               .0600
                   55                 .0650               .0800
                   56                 .0750               .0900
                   57                 .0850               .1000
                   58                 .0950               .1100
                   59                 .1050               .1200
                   60                 .0750               .0900
                   61                 .0700               .0850
                   62                 .0650               .0800
                   63                 .0500               .0600
                   64                 .0200               .0300

WRITTEN NOTICE AND PROOF OF CLAIM. Written notice of claim and due proof of Total Disability must be given to the Company at the Home Office (a) while the Insured is alive and during the continuance of Total Disability.

Failure to give such timely notice and proof will not, however, invalidate or diminish any claim if it is shown that such notice and proof were given as soon as was reasonably possible.

PROOF OF CONTINUATION OF TOTAL DISABILITY. While the Insured is disabled, the Company may require proof of the continuance of Total Disability and may require the Insured to be examined at reasonable intervals by a physician other than the Insured. The Company may not, however, require such proof more often than once a year if at least 2 years have elapsed since the approval of the claim. If such proof is not furnished or if the Insured fails to submit to such examination no further monthly deductions will be waived.

RECOVERY FROM DISABILITY. If and when the Insured has recovered from Total Disability, no further monthly deductions will be waived. Monthly deductions becoming due after such recovery will be made in accordance with the terms of the policy.

TERMINATION. This rider and all insurance provided under it will terminate automatically upon whichever of the following occurs first: (a) the Date of Expiry, except with respect to benefits accruing during the continuance of any then existing Total Disability for which the Company has received due proof as required, (b) nonpayment of a premium within the grace period as specified in the policy, (c) the date the policy matures or is continued in force under a settlement option, or (d) surrender or other termination of the policy. If, however, the policy is reinstated prior to the Date of Expiry, this rider will likewise be reinstated.

Upon written request and the return of the policy for endorsement, this rider may be terminated as of any Monthly Anniversary Day. In such event, subsequent monthly deductions will be reduced accordingly.

Any termination of the coverage provided by this rider would be without prejudice to any claim beginning while this rider was in effect.

INCONTESTABILITY. Except for nonpayment of monthly deductions, this rider will be incontestable after it has been in force during the Insured's lifetime and without the occurrence of Total Disability (a) for 2 years from its date of issue, or (b) with respect to any requested increase in Specified Amount under the policy, for 2 years from the date of such increase.

CONSIDERATION. The consideration for the Waiver of Monthly Deductions Benefit is the application for this benefit, a copy of which is attached to and made a part of the policy, and the payment of the additional cost for this benefit.

EFFECTIVE DATE. This rider becomes effective as of its date of issue which is the Date of Issue of the policy unless a later date is shown in the Policy Specifications.


                                   LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK

                                        /s/ Phillip L. Holstein

                                               PRESIDENT

                    WAIVER OF MONTHLY DEDUCTION BENEFIT RIDER


This rider is made part of the policy to which it is attached if "Form LR437 NY, Waiver of Monthly Deduction Benefit" is shown in the Policy Specifications. As used in this rider the Date of Expiry is the policy anniversary nearest to the Insured's 65th birthday.

BENEFITS. The Company will waive the monthly deductions falling due under the policy, during the continuance of Total Disability (as defined below) provided:
(a) Total Disability commences prior to the policy anniversary nearest to the Insured's 60th birthday, (b) the Home Office is furnished due proof that the Insured has become so disabled, and (c) the Insured has remained continuously so disabled for at least 6 consecutive months.

If Total Disability commences on or after the policy anniversary nearest to the Insured's 60th birthday but prior to the Date of Expiry, such monthly deductions falling due will be waived subject to the above due proof and continuous disability requirements.

If Total Disability commences prior to the policy anniversary nearest to the Insured's 60th birthday and the Insured remains continuously so disabled to the policy anniversary nearest to the Insured's 65th birthday, Total Disability will be deemed to be permanent. In such event, all such monthly deductions falling due subsequent to the policy anniversary nearest the Insured's 65th birthday will be waived automatically as long as the Insured shall live.

All monthly deductions made which subsequently qualify for waiver will be added to the Accumulation Value in the same manner in which monthly deductions are made under the policy.

DEFINITION OF TOTAL DISABILITY. The term "Total Disability" as used in this rider means the complete incapacity of the Insured which (a) results from bodily injury or disease beginning while this policy and this rider are in force, and
(b) during the first 24 months of disability prevents the Insured from performing the duties of the Insured's occupation for remuneration or profit and thereafter prevents the Insured from engaging in any occupation for remuneration or profit for which the Insured is qualified or may reasonably become qualified by education, training or experience.

The term "Total Disability" also means the total and irrecoverable loss of the sight of both eyes, or of the use of both hands, or both feet, or of one hand and one foot whether or not such loss prevents the Insured from engaging in any occupation or business provided, however, the cause of such loss occurs after the effective date of this rider.

RISKS NOT COVERED. The insurance under this rider does not cover disability resulting from (a) intentionally self-inflicted injury or (b) military or naval service with any country at war. "Military or naval service" includes service in any air force or branch of any country or international organization or combination of countries. "War" includes undeclared war and armed conflict involving the military, naval or air forces of any country, international organization or combination of countries.

CHANGE IN DEATH BENEFIT. The Company will not allow an increase in the Specified Amount under the policy during the continuance of Total Disability.

Unless provided otherwise, if Death Benefit Option 1 is in effect when waiver of monthly deductions commence, the Company will automatically change it to Death Benefit Option 2. In such event, the Company will reduce the Specified Amount to equal the death benefit less the Accumulation Value of the policy as of the date Total Disability commenced.

COST OF INSURANCE. The cost for the insurance provided by this rider will be part of the monthly deduction made under the policy. The amount so deducted each month will be determined by multiplying the applicable Rate Factor from the table below by the sum of all the other covered monthly charges for the policy and all riders.

If the Insured is in a rated premium class, the rate factor used in determining the cost for the insurance will be the Rate Factor from the table multiplied by the Risk Factor, if any, shown in the Policy Specifications.


                     ATTAINED
                        AGE                RATE
                (NEAREST BIRTHDAY)        FACTOR

           --------------------------------------------------

                       5-24                .0270
                       25-39               .0300
                       40-44               .0300
                       45-49               .0350
                       50-54               .0500
                        55                 .0650
                        56                 .0750
                        57                 .0850
                        58                 .0950
                        59                 .1050
                        60                 .0750
                        61                 .0700
                        62                 .0650
                        63                 .0500
                        64                 .0200


WRITTEN NOTICE AND PROOF OF CLAIM. Written notice of claim and due proof of Total Disability must be given to the Company at the Home Office (a) while the Insured is alive and during the continuance of Total Disability.

Failure to give such timely notice and proof will not, however, invalidate or diminish any claim if it is shown that such notice and proof were given as soon as was reasonably possible.

PROOF OF CONTINUATION OF TOTAL DISABILITY. While the Insured is disabled, the Company may require proof of the continuance of Total Disability and may require the Insured to be examined at reasonable intervals by a physician other than the Insured. The Company may not, however, require such proof more often than once a year if at least 2 years have elapsed since the approval of the claim. If such proof is not furnished or if the Insured fails to submit to such examination no further monthly deductions will be waived.

RECOVERY FROM DISABILITY. If and when the Insured has recovered from Total Disability, no further monthly deductions will be waived. Monthly deductions becoming due after such recovery will be made in accordance with the terms of the policy.

TERMINATION. This rider and all insurance provided under it will terminate automatically upon whichever of the following occurs first: (a) the Date of Expiry, except with respect to benefits accruing during the continuance of any then existing Total Disability for which the Company has received due proof as required, (b) nonpayment of a premium within the grace period as specified in the policy, (c) the date the policy matures or is continued in force under a settlement option, or (d) surrender or other termination of the policy. If, however, the policy is reinstated prior to the Date of Expiry, this rider will likewise be reinstated.

Upon written request and the return of the policy for endorsement, this rider may be terminated as of any Monthly Anniversary Day. In such event, subsequent monthly deductions will be reduced accordingly.

Any termination of the coverage provided by this rider would be without prejudice to any claim beginning while this rider was in effect.

INCONTESTABILITY. Except for nonpayment of monthly deductions, this rider will be incontestable after it has been in force during the Insured's lifetime and without the occurrence of Total Disability (a) for 2 years from its date of issue, or (b) with respect to any requested increase in Specified Amount under the policy, for 2 years from the date of such increase.

CONSIDERATION. The consideration for the Waiver of Monthly Deductions Benefit is the application for this benefit, a copy of which is attached to and made a part of the policy, and the payment of the additional cost for this benefit.

EFFECTIVE DATE. This rider becomes effective as of its date of issue which is the Date of Issue of the policy unless a later date is shown in the Policy Specifications.


                                   LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK


                                        /s/ Phillip L. Holstein

                                               PRESIDENT